     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1998
                                                      REGISTRATION NO. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                --------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------

           DYNEGY INC.                        DYNEGY CAPITAL TRUST II
  (Exact Name of Registrant as       (Exact Name of Registrant as Specified in
    Specified in its Charter)                       its Charter)

           94-3248415                               APPLIED FOR
 (I.R.S. Employer Identification        (I.R.S. Employer Identification No.)
              No.)

                                                      DELAWARE
            DELAWARE                          (State of organization)
    (State of incorporation)

                                                  C/O DYNEGY INC.
   1000 LOUISIANA, SUITE 5800                1000 LOUISIANA, SUITE 5800
      HOUSTON, TEXAS 77002                      HOUSTON, TEXAS 77002
         (713) 507-6400                            (713) 507-6400
  (Address, including zip code,          (Address, including zip code, and
      and telephone number,                      telephone number,
     including area code, of            including area code, of Registrant's
Registrant's principal executive            principal executive office)
             office)

                KENNETH E. RANDOLPH, ESQ.SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                           1000 LOUISIANA, SUITE 5800
                              HOUSTON, TEXAS 77002
                                 (713) 507-6400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                   Copies To:
                             VINSON & ELKINS L.L.P.
                            1001 FANNIN, SUITE 2300
                           HOUSTON, TEXAS 77002-6760
                       ATTN: KEITH R. FULLENWEIDER, ESQ.
                                 (713) 758-2838

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                             PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF            AGGREGATE OFFERING    AMOUNT OF
    SECURITIES TO BE REGISTERED(1)(2)         PRICE(3)(4)(5)   REGISTRATION FEE
-------------------------------------------------------------------------------
Debt Securities(6)
Preferred Stock
Depositary Shares(7)
Common Stock
Securities Warrants
Preferred Securities of Dynegy Capital
 Trust II
Trust Debentures(8)
Guarantees of Preferred Securities of
 Dynegy Capital Trust II by Dynegy Inc.(9)
Total.....................................     $500,000,000        $147,500
===============================================================================
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                                                   (Footnotes on following page)

(Footnotes from previous page)

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.
(2) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the Debt Securities, Preferred Stock, Depositary Shares or Securities Warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(4) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the Debt Securities, Preferred Stock or Depositary Shares registered hereunder.
(5) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(6) The aggregate principal amount of the Debt Securities may be increased if any Debt Securities are issued at an original issue discount by an amount such that the gross proceeds to be received by Dynegy Inc. shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities at the time of initial offering.
(7) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event that Dynegy Inc. elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the Depositary under the Deposit Agreement.
(8) The Trust Debentures of Dynegy Inc. will be purchased by Dynegy Capital Trust II with the proceeds from the sale of the Preferred Securities of Dynegy Capital Trust II.
(9) No separate consideration will be received for the Guarantee or back-up undertakings of Dynegy Inc. Includes the rights of holders of the Preferred Securities under such Guarantee and back-up undertakings, consisting of obligations of Dynegy Inc. as set forth in the Trust Agreement of Dynegy Capital Trust II (including the obligation to pay expenses of Dynegy Capital Trust II) and the Indenture governing the Trust Debentures of Dynegy Inc., in each case as further described in the Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 30, 1998
PROSPECTUS
                                  DYNEGY INC.
[LOGO OF DYNEGY INC.
APPEARS HERE]                   DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                              SECURITIES WARRANTS
                                TRUST DEBENTURES
                            DYNEGY CAPITAL TRUST II
                              PREFERRED SECURITIES
                       GUARANTEED AS SET FORTH HEREIN BY
                                  DYNEGY INC.

                                 ------------

  Dynegy Inc. ("Dynegy" or the "Company") may offer and sell, from time to time, (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"),
(ii) shares of preferred stock, par value $0.01 per share, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of common stock, par value $0.01 per share (the "Common Stock"), (iv) Securities Warrants ("Securities Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock, and (v) in addition to the Debt Securities, debentures (the "Trust Debentures") to be purchased by Dynegy Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust") with the proceeds from the sale by the Trust of preferred securities ("Preferred Securities") representing undivided beneficial ownership interests in the assets of the Trust and (vi) a guaranty by the Company of the Preferred Securities (the "Guarantee"). The Trust may offer its Preferred Securities. The aggregate initial offering price of all of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Securities Warrants and Preferred Securities (excluding the aggregate initial offering price of the Trust Debentures) (collectively, including the Trust Debentures and the Guarantee, the "Securities") which may be sold pursuant to this Prospectus will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency.

  The specific terms of the particular Securities to be issued, to the extent such terms are not provided for in this Prospectus or to the extent that such terms are inconsistent with the terms set forth in this Prospectus, will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), which will be delivered together with this Prospectus, including, as applicable, (i) in the case of Debt Securities or Trust Debentures, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, maturity, rate or rates (or method of determining the same) and time or times for the payment of interest, if any, any exchangeability or conversion terms or any terms for optional or mandatory redemption or repurchase, or payment of additional amounts or any sinking fund provisions, (ii) in the case of Preferred Stock, the specific designation, number of shares and liquidation value thereof and the dividend, liquidation, redemption, voting and other rights, including conversion or exchange rights, if any, and any other special terms, as well as whether interests in the Preferred Stock will be represented by Depositary Shares, (iii) in the case of Common Stock, the number of shares,
(iv) in the case of Securities Warrants, the number and terms thereof, the designation and number or amount of Securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof and (v) in the case of Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic distributions or method of calculating such rate, applicable extension period or distribution deferral terms, if any, and any terms of redemption. The Prospectus Supplement will also contain information regarding the initial public offering price, the net proceeds to the Company and, where applicable, the United States Federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

  The Securities may be sold directly by the Company, or in the case of the Preferred Securities, the Trust, to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company, or in the case of the Preferred Securities, the Trust, or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

  The Common Stock is listed on the New York Stock Exchange under the symbol "DYN." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Prospectus Supplement will state whether any other Securities offered thereby will be listed on a securities exchange.

                                 ------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

    , 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected and copied at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement. Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company and the Securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's (i) Annual Report on Form 10-K for the year ended December 31, 1997, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998,
(iii) Current Reports on Form 8-K dated April 29, 1998 and May 20, 1998, and
(iv) the description of the common stock contained in the Registration Statement on Form 8-A as filed with the Commission on March 14, 1995 are each hereby incorporated by reference herein.

  All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, Attention: Investor Relations; (713) 507-6400.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

  This Prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this document, words such as "anticipate", "estimate", "project", and "expect" are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Dynegy's results of operations and financial condition are: (i) competitive practices in the industries in which Dynegy competes, (ii) fluctuations in energy commodity prices which have not been properly hedged or which are inconsistent with Dynegy's open position in its energy marketing activities, (iii) operational and systems risks, (iv) environmental liabilities which are not covered by indemnity or insurance, and
(v) the impact of current and future laws and governmental regulations (particularly environmental regulations) affecting the energy industry in general and Dynegy's operations in particular.

                                  THE COMPANY

  Dynegy Inc. (NYSE:DYN) is one of the leading marketers of energy products and services in North America. Dynegy holds a leadership position in the marketing of natural gas, natural gas liquids and electricity. Dynegy is also a leading natural gas gatherer, processor and transporter through direct and indirect ownership and operation of natural gas processing plants, fractionators, storage facilities and pipelines. These activities combined with a substantial independent power generation business, enable the company to offer energy solutions to customers in North America, Australia, the UK and Colombia.

  The Company is a holding company that conducts substantially all of its business through its subsidiaries. From inception of operations in 1984 until 1990, Natural Gas Clearinghouse ("Clearinghouse") limited its activities primarily to natural gas marketing. Starting in 1990, Clearinghouse began expanding its core business operations through acquisitions and strategic alliances with certain of its shareholders resulting in the formation of a midstream energy asset business and establishing energy marketing operations in both Canada and the United Kingdom. Effective March 1, 1995, Clearinghouse and Trident NGL Holding, Inc., a fully integrated natural gas liquids company, merged ("Trident Combination"). On August 31, 1996, the Company completed a strategic combination with Chevron U.S.A. Inc. and certain Chevron affiliates (collectively "Chevron") whereby substantially all of Chevron's midstream assets were merged with the Company ("Chevron Combination"). In June 1997, the Company acquired Destec Energy, Inc., a leading independent power producer, now named Dynegy Power Corp.

  On July 6, 1998, Dynegy changed its name from NGC Corporation to be representative of the full range of energy products and services offered by the Company.

  Through the growth of the Company's core marketing businesses combined with the assets and services of the merged companies, Dynegy has established itself as a market leader in natural gas, natural gas liquids, power generation and energy marketing.

  BG plc, Chevron and NOVA Corporation each own approximately 25.4% of the outstanding common stock of Dynegy.

  The principal executive office of the Company is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is
(713) 507-6400. Dynegy and its affiliates maintain marketing and/or regional offices in Atlanta, Georgia; Bogata, Colombia; Boston, Massachusetts; Brisbane, Australia; Calgary, Alberta; Chicago, Illinois; Dallas, Texas; Englewood, Colorado; London, England; Mexico City, Mexico; Midland, Texas; Oklahoma City, Oklahoma; Pleasanton, California; Pittsburgh, Pennsylvania; Tampa, Florida; Tulsa, Oklahoma; and Washington, D.C.

                                   THE TRUST

  The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of July 15, 1998, and entered into by the Company, as sponsor, and the trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on July 15, 1998. The declaration will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such Trust are initially issued. The Trust Agreement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of the Preferred Securities and Common Securities to acquire the Trust Debentures, and (iii) engaging in only those other activities necessary or incidental thereto. The Trust Debentures will be the sole assets of the Trust, and, accordingly, payments under the Trust Debentures will be the sole revenues of the Trust. The Trust has a term of 35 years, but may dissolve earlier as provided in the Trust Agreement.

  Dynegy will directly or indirectly acquire all of the Common Securities, which will have an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Debenture Event of Default, the rights of the holders of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities."

  The Trust's business and affairs will be conducted by its trustees, as set forth in the Trust Agreement. At the time of the issuance of the Preferred Securities, the trustees for the Trust will be initially The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are officers of the Company (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The First National Bank of Chicago also will act as indenture trustee under the Guarantee and the Debenture Indenture. See "Description of Guarantee" and "Description of Trust Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement ("Trust Indenture Event of Default") has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee will be governed by the Trust Agreement.

  For so long as the Preferred Securities remain outstanding, the Company covenants (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Trust Agreement, (iii) to use its reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act, (iv) to use its reasonable efforts to cause the Trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and (v) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Trust Debentures.

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement and the Delaware Business Trust Act (the "Trust Act"). The location of the principal executive office of the Trust is c/o Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, and its telephone number is 713-507-6400.

                                USE OF PROCEEDS

  Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities will be used for general corporate purposes. Any allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown. The computation for each of the years ended December 31, 1993 through 1994 includes only the consolidated results of Clearinghouse and its subsidiaries. The computation for 1995 includes the consolidated results of Clearinghouse and its subsidiaries for the full year, and of Trident NGL Holding, Inc. and its subsidiaries from March 1, 1995, the effective date of the Trident Combination.

                                                                      NATURAL GAS
                                                                     CLEARINGHOUSE
                                                                      YEARS ENDED
                     DYNEGY INC.                                     DECEMBER 31,
      -----------------------------------------------------        -------------------------
                             YEARS ENDED DECEMBER
       THREE MONTHS                  31,
      ENDED MARCH 31,       ----------------------------------
           1998             1997         1996         1995          1994           1993
      ---------------       ----         ----         ----         ------         ------
           1.35             (a)          4.07         2.48          13.08          19.18

--------
(a) Earnings were inadequate to cover fixed charges for the year ended December 31, 1997, by approximately $72.9 million.

  For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges (excluding capitalized interest and depreciation of interest previously capitalized) less undistributed income from equity investees. Fixed charges consist of (i) the Company's interest expense, (ii) amortization of deferred financing costs,
(iii) interest capitalized during the year and (iv) the portion of the Company's lease rental expense representative of the interest factor attributable to such leases.

  A statement setting forth the computation of the ratios of earnings to fixed charges is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt ("Senior Debt Securities"), under an Indenture dated as of September 26, 1996, as amended and restated as of March 23, 1998 (the "Senior Debt Indenture"), between the Company, as issuer, and The First National Bank of Chicago, as trustee, and, in the case of Debt Securities that will be subordinated debt ("Subordinated Debt Securities"), under a Subordinated Indenture dated as of July 17, 1998 (the "Subordinated Debt Indenture"), between the Company, as issuer, and The First National Bank of Chicago, as trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as the "Debt Indenture" and collectively as the "Debt Indentures." First National Bank of Chicago (and any successor thereto as trustee under the Debt Indentures) is hereinafter referred to as the "Debt Trustee." The statements under this caption are summaries of certain provisions of the Debt Indentures. Wherever particular Sections of the Debt Indentures or terms not defined herein that are defined in the Debt Indentures are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined terms shall be incorporated by reference herein or therein, as the case may be. The Debt Indentures are substantially identical, except for certain covenants of the Company and provisions relating to subordination and conversion.

  The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described therein.

  The Company's Trust Debentures are separately described in this Prospectus under the caption "Description of the Trust Debentures."

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

  General. The Debt Securities will be unsecured senior or subordinated obligations of the Company and may be issued from time to time in one or more series. The Debt Indentures do not limit the amount of Debt Securities, debentures, notes or other types of indebtedness that may be issued by the Company or any of its subsidiaries nor do they restrict transactions between the Company and its affiliates or the payment of dividends or other distributions by the Company to its stockholders. In addition, other than as may be set forth in any Prospectus Supplement and, in the case of the Senior Debt Indenture, other than as set forth under "--Limitation on Liens," the Debt Indentures do not and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of the Company or a highly leveraged transaction involving the Company.

  Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) classification as either Senior Debt Securities or Subordinated Debt Securities; (iii) whether the Offered Debt Securities that constitute Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate (the "Conversion Price") and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) any limit on the aggregate principal amount of the Offered Debt Securities; (v) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form and whether any of the Offered Debt Securities are to be in permanent global form; (vi) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (vii) the date or dates on which the Offered Debt Securities will mature; (viii) the rate or rates per annum (or the method by which such will be determined) at which the Offered Debt Securities will bear interest, if any, and the date from which any such interest will accrue and whether, and under what circumstances, additional amounts with respect to such Debt Securities shall be payable; (ix) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Offered Debt Security on an Interest Payment Date will be paid; (x) any mandatory or optional sinking fund or analogous provisions; (xi) each office or agency where, subject to the terms of the Debt Indentures as described below under "Payment and Paying Agents", the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Debt Indentures as described below under "--Form, Exchange, Registration and Transfer", the Offered Debt Securities may be presented for registration of transfer or exchange; (xii) the right of the Company to redeem the Offered Debt Securities at its option and the period or periods, if any, within which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (xiii) the denominations in which any Offered Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Offered Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;
(xiv) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Offered Debt Securities is payable; (xv) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities;
(xvi) information with respect to book-entry procedures, if any; and (xvii) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Debt Indentures. (Section 301) Any such Prospectus Supplement will also describe any special provisions for payment of additional amounts with respect to the Offered Securities.

  Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Debt Securities issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, will be set forth in a Prospectus Supplement relating thereto.

  The Debt Securities will be general unsecured obligations of the Company. The Company is a holding company, conducting all of its business through subsidiaries. Accordingly, the ability of the Company to meet its obligations under the Debt Indentures and the Debt Securities will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance funds to the Company.

  Form, Exchange, Registration and Transfer. Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201) The Debt Indentures also will provide that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 201)

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Debt Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon, relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holders of such coupon, when due in accordance with the terms of the applicable Debt Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

  Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration or transfer (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debt Indentures. Such transfer or exchange will be effected upon the Security Registrar or any such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debt Trustee as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent act, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption;
(ii) register the transfer or exchange of any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

  Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and any premium and interest on, Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, in the manner indicated in such Prospectus Supplement. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, and any premium and interest on, Bearer Securities denominated and payable in U.S. dollars will be made at the offices of the Company's Paying Agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and any premium and interest on, Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Trustee at its Corporate Trust Office will be designated as a Paying Agent for the Company for payments with respect to Debt Securities which are issuable solely as Registered Securities, and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, the City of New York, for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section
1002)

  All monies paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

  Global Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 203) Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole by the depository for such global Debt Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more global Debt Securities will be described in the Prospectus Supplement relating to such series.

  Events of Default. Any one of the following events will constitute an Event of Default under either Debt Indenture with respect to Debt Securities of any series issued under such Debt Indenture: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in such Debt Indenture (other than a covenant included in such Debt Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in such Debt Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Debt Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, by notice as provided in the applicable Debt Indenture, may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  Each Debt Indenture provides that, subject to the duty of the Debt Trustee during default to act with the required standard of care, the Debt Trustee will be under no obligation to exercise any of its rights or powers under such Debt Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debt Trustee reasonable indemnity. (Section 601, 603) Subject to such provisions for the indemnification of the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities of that series; provided, however, that the Debt Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Debt Trustee in personal liability. (Section 512)

  The Company will be required to furnish to the Debt Trustee annually a statement as to the performance by the Company of its obligations under each Debt Indenture and as to any default in such performance. (Section 1007)

  Defeasance. If so specified with respect to any particular series of Debt Securities issued under either Debt Indenture, the Company may discharge its indebtedness and its obligations or certain of its obligations under such Debt Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Debt Trustee (Sections 1301-1303).

  Defeasance and Discharge. Each Debt Indenture provides that, if so specified with respect to the Debt Securities of any series issued under such Debt Indenture, the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payments of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the applicable Debt Indenture and the Debt Securities of such series. (Sections 1302 and 1304) Such a trust may only be established if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

  Defeasance of Certain Obligations. Each Debt Indenture provides that, if so specified with respect to the Debt Securities of any series issued thereunder, the Company may omit to comply with certain restrictive covenants, including (in the case of the Senior Debt Indenture) the covenant described under "-- Limitation on

Liens" below, but excluding (in the case of the Subordinated Debt Indenture) any applicable obligation of the Company respecting the conversion of Debt Securities of such series into Common Stock, and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Debt Indenture and the Debt Securities of such series. The obligations of the Company under such Debt Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section
1303) Such a trust may be established only if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

  Although the amount of money and U.S. Government Obligations on deposit with the Debt Trustee would be intended to be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the applicable Debt Indenture.

  Federal Income Tax Consequences Relating to Defeasance and Covenant Defeasance. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Debt Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Debt Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities.

  Modification and Waiver. Modifications and amendments of either Debt Indenture may be made by the Company and the Debt Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (b) change the Redemption Date with respect to any Debt Security; (c) reduce the principal amount of, or premium or interest on, any Debt Security; (d) change any obligation of the Company to pay additional amounts; (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (f) change the coin or currency in which any Debt Security or any premium or interest thereon is payable; (g) change the redemption right of any Holder;
(h) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or any conversion right with respect thereto; (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of such Debt Indenture or for waiver of compliance with certain provisions of such Debt Indenture or for waiver of certain defaults; (j) reduce the requirements contained in such Debt Indenture for quorum or voting; (k) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Debt Indenture; (l) adversely affect the right to convert Subordinated Debt Securities, if applicable; or (m) modify any of the above provisions. (Section
902)

  The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below under

"--Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected thereby. (Section 907 of the Subordinated Debt Indenture)

  The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Debt Indenture under which such series has been issued. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Debt Indenture with respect to any Debt Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Debt Security of such series or
(b) in respect of a covenant or provision of such Debt Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

  Each Debt Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, or are present at a meeting of the Holders of Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided in clause (i) above. (Section 101)

  Each Debt Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Debt Trustee, and also, upon request by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of that series, in any such case upon notice given in accordance with the provisions described under "--Notices" below. (Section 1402) Except for any consent which must be given by the Holders of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except for any consent or waiver that must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage in aggregate principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Debt Indenture will be binding on all Holders of Debt Securities of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a series. (Section 1404)

  Consolidation, Merger and Sale of Assets. The Company, without the consent of the Holders of any of the Outstanding Securities under either Debt Indenture, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any other Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Debt Securities and under such Debt Indenture, that after giving effect to the transaction no Event of Default shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

  Notices. Except as otherwise provided in the Debt Indentures, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Bearer Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

  Title. Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Debt Trustee and any agent of the Company or the Debt Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

  Replacement of Securities. Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Debt Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Debt Trustee of the Debt Security and coupons or evidence of destruction, loss or theft thereof satisfactory to the Company and the Debt Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Debt Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

  Governing Law. The Debt Indentures, the Debt Securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

  Regarding the Trustee. The Company and certain affiliates from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, The First National Bank of Chicago in the ordinary course of their business. The First National Bank of Chicago serves as agent and is a lender under the Company's bank credit facility.

  The Indenture contains certain limitations on the right of the Debt Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Debt Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in each Debt Indenture), it must eliminate such conflict or resign. (Section 608)

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

  General. Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal and any premium and interest with each other series issued thereunder and will rank senior to all series of Subordinated Debt Securities that may be issued.

  Certain Definitions. "Funded Indebtedness" means all outstanding indebtedness (including indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such indebtedness is originally incurred. (Section 101)

  "Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its Subsidiaries less, without duplication: (i) total current liabilities (excluding current maturities of long-term debt and preferred stock); (ii) all reserves for depreciation and other asset valuation reserves; (iii) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (iv) all appropriate adjustments on account of minority interests of other Persons holding common stock in any Subsidiary. (Section 101)

  "Principal Property" means any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole. (Section 101)

  "Principal Subsidiary" means any Subsidiary which owns a Principal Property. (Section 101)

  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, "securities having ordinary voting power" means securities or other equity interests which ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. (Section 101)

  Limitation on Liens. The Senior Debt Indenture provides that the Company will not, and will not permit any Principal Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any Principal Property of the Company or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Senior Debt Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to: (a) mortgages on any property acquired, constructed or improved by the Company or any Principal Subsidiary after the date of the Senior Debt Indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; provided that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Principal Subsidiary other than theretofore unimproved real property; (b) existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation, partnership or trust becomes a Subsidiary that are not incurred in connection with such entity becoming a Subsidiary; (c) mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; (d) mortgages in favor of the Company or any Principal Subsidiary; (e) mortgages on any Principal Property held, leased or used by the Company or any Principal Subsidiary in connection with the exploration for, development of or production of (but not the gathering, processing, transportation or marketing of) natural gas, oil or other minerals; or (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a), (b), (c),
(d) and (e). (Section 1006)

  Notwithstanding the foregoing, the Company and any Principal Subsidiary may, without securing the Senior Debt Securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 15% of the Net Tangible Assets, as shown on a consolidated balance sheet, prepared by the Company in accordance with generally accepted accounting principles, as of a date not more than 90 days prior to the proposed transaction. (Section 1006)

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

  Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of the Company. (Article Sixteen of the Subordinated Debt Indenture)

  "Senior Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as Indebtedness (as defined below) of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the Subordinated Debt Securities or to other Indebtedness which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company except in respect of deferred compensation in an amount not to exceed $10,000,000 at any one time, (b) Indebtedness to trade creditors, (c) any liability for taxes owed or owing by the Company and (d) the Subordinated Debt Securities. "Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as, with respect to any Person, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or
(b) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock and (d) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clause (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

  The Subordinated Debt Indenture provides that no payment may be made by the Company on account of the principal of or any premium or interest on the Subordinated Debt Securities, or to acquire any of the Subordinated Debt Securities (including repurchases of Subordinated Debt Securities at the option of the Holders) for cash or property (other than Junior Securities), or on account of any redemption provisions of the Subordinated Debt Securities,
(i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and any premium and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of or any premium or interest on any Senior Indebtedness when it becomes due and payable, whether at stated maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist. (Section 1601 of the Subordinated Debt Indenture)

  Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the holders of at least 25% in the aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of the Company on account of the principal of or any premium or interest on the Subordinated Debt Securities, or to acquire or repurchase any of the Subordinated Debt Securities for cash or property, or on account of any redemption provisions of the Subordinated Debt Securities, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless
(i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Subordinated Debt Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Subordinated Debt Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days and (ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period. (Section 1601 of the Subordinated Debt Indenture)

  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of or any premium or interest on the Subordinated Debt Securities (other than Junior Securities) and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set off or otherwise), except for the subordination provisions contained in the Subordinated Debt Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. (Section 1601 of the Subordinated Debt Indenture)

  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) is received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, then such payment or distribution shall be received and held in trust by the Trustee or such Holders for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness. (Section 1601 of the Subordinated Debt Indenture)

  No provisions contained in the Subordinated Debt Indenture or the Subordinated Debt Securities will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of and any premium and interest on the Subordinated Debt Securities as and when the same shall become due and payable. The subordination provisions of the Subordinated Debt Indenture and the Subordinated Debt Securities will not prevent the occurrence of any Event of Default under the Subordinated Debt Indenture or limit the rights of the Trustee or any Holder, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities. (Sections 501 and 1601 of the Subordinated Debt Indenture)

  The Prospectus Supplement respecting any series of Subordinated Debt Securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

  By reason of such subordination, in the event of the insolvency of the Company, Holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than Holders of the Subordinated Debt Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Debt Securities.

  Conversion. The Subordinated Debt Indenture may provide for a right of conversion of Subordinated Debt Securities into Common Stock (or cash in lieu thereof). (Sections 301 and 1501 of the Subordinated Debt Indenture) The following provisions will apply to Subordinated Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Subordinated Debt Securities.

  The Holder of any convertible Subordinated Debt Securities will have the right exercisable at any time prior to the close of business on the second Business Day prior to their Stated Maturity, unless previously redeemed or otherwise purchased by the Company, to convert such Subordinated Debt Securities into shares of Common Stock at the Conversion Price set forth in the Prospectus Supplement, subject to adjustment. (Section 1502 of the Subordinated Debt Indenture) The holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount of any integral multiple thereof. (Section 1502 of the Subordinated Debt Indenture)

  In certain events, the Conversion Price will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include: (a) any payment of a dividend (or other distribution) payable in Common Stock on any class of Capital Stock of the Company, (b) any subdivision, combination or reclassification of Common Stock, (c) any issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (as determined in accordance with the Subordinated Debt Indenture) of Common Stock; provided, however, that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur, (d) any distribution to all holders of Common Stock of evidences of indebtedness, shares of Capital Stock other than Common Stock, cash or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and excluding regular dividends and distributions paid exclusively in cash), (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the third succeeding paragraph applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date of such distribution, and (f) the completion of a tender or exchange offer made by the Company or any of its Subsidiaries for Common Stock that involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in a tender or exchange offer by the Company or any of its Subsidiaries for Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common Stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender offer. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted. The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of a stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. (Section 1504 of the Subordinated Debt Indenture)

  Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price of the Common Stock. (Section 1503 of the Subordinated Debt Indenture) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Sections 1504 and 1502 of the Subordinated Debt Indenture)

  In the case of any reclassification, consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (with certain exceptions), or in case of any conveyance, transfer or lease of the assets of the Company substantially as an entirety, each convertible Subordinated Debt Security then outstanding will, without the consent of any Holder thereof, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of Common Stock into which such Subordinated Debt Security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares. (Section 1505 of the Subordinated Debt Indenture)

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement, the Trust will issue the Preferred Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Preferred Securities, the Common Securities and the Trust Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

  The Trust Agreement authorizes the Trust to issue the Preferred Securities and the Common Securities. All of the Common Securities will be owned by the Company. The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except that upon the occurrence of a Debenture Event of Default, the rights of the holders of the Common Securities to receive Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Preferred Securities. Legal title to the Trust Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Trust may not borrow money, issue debt or any securities other than the Trust Securities, execute mortgages or pledge any of its assets. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee." In such event, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce its rights under the Trust Debentures. In addition, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of, premium, if any, or interest on the Trust Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder on or after the due date specified in the Trust Debentures.

  Holders of the Preferred Securities have no preemptive or similar rights.

DISTRIBUTIONS

  Distributions on the Preferred Securities will be payable on the dates and at the rates set forth in a Prospectus Supplement hereto. The Distribution rate and the relevant Distribution Date (as defined below) for the Trust Securities will correspond to the payments and payment dates on the Trust Debentures. The ability of the Trust to make timely payments of Distributions on the Trust Securities is solely dependent on the Company's making interest payments on the Trust Debentures as and when required.

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Trust Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Semi-annual Distributions on the Preferred Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement from the relevant Distribution Date (to the extent permitted by applicable law), but not exceeding the interest rate then accruing on the Trust Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Preferred Securities. See "Description of Trust Debentures--Option to Extend Interest Payment Date."

  During any such Extension Period, the Company may not, and will not permit any subsidiaries of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans), (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Trust Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Trust Debentures.

  The revenue of the Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Trust Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Trust Debentures--General." If the Company does not make interest payments on the Trust Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

PAYMENT OF ADDITIONAL SUMS

  If a Tax Event has occurred and is continuing and the Trust is the holder of all of the Trust Debentures, the Company will pay Additional Sums (as defined below), if any, on the Trust Debentures. "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Preferred Securities and Common Securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION

  Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Trust Debentures (other than following the distribution of the Trust Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption to the holders of the Trust Securities (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the payment of the Trust Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal amount of, plus accrued and unpaid interest on, the Trust Debentures), (ii) in the case of the optional prepayment of the Trust Debentures, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Trust Debentures) and (iii) in the case of the optional prepayment of the Trust Debentures, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Trust Debentures). See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Trust Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata among the Trust Securities.

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Trust Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Trust Debentures upon the liquidation of the Trust, Trust Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Trust Debentures are being distributed.

  The Company will have the option to prepay the Trust Debentures, (i) in whole at any time or in part from time to time at the Optional Prepayment Price and (ii) in whole but not in part, at any time within 90 days of the occurrence of a Special Event, at the Special Event Prepayment Price. See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment."

REDEMPTION PROCEDURES

  If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Trust Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

  If the Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Preferred Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Preferred Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Preferred Securities called for redemption will cease, except the right of the holders of the Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Preferred Securities will cease to be outstanding. In the event that any Redemption Date of Preferred Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," (i) Distributions on Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accumulated and unpaid Distributions have been paid on all Preferred Securities for all semi-annual Distribution periods terminating on or prior to the Redemption Date. If less than all of the Preferred Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or integral multiples of $1,000 in excess thereof) of the Liquidation Amount of Preferred Securities in denominations larger than $1,000. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Security selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Security redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Redemption Price on, or in the repayment of, the Trust Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF TRUST DEBENTURES

  The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Trust Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Preferred Securities.

  The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Trust Debentures to the holders of the Trust Securities, if the Company has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust

Securities a Like Amount of the Trust Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive pro rata out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amount payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

  If the Company elects not to prepay the Trust Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Trust Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Trust Debentures on the Stated Maturity Date.

  After the liquidation date is fixed for any distribution of Trust Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Trust Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Trust Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Trust Debentures.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement, the Company, as holder of the Common Securities, will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default with respect to the Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  The occurrence of a Debenture Event of Default (see "Description of Trust Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement (a "Trust Agreement Event of Default").

  Within five Business Days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as Sponsor, unless such Trust Agreement Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  Upon the occurrence of a Trust Agreement Event of Default, the Debenture Trustee or the Property Trustee as the holder of the Trust Debentures will have the right under the Debenture Indenture to declare the principal of and interest on the Trust Debentures to be immediately due and payable.

  If a Trust Agreement Event of Default occurs and is continuing, then the holders of not less than a majority in aggregate Liquidation Amount of Preferred Securities have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee under the Trust Agreement to exercise the remedies available to it as holder of the Trust Debentures. If the Property Trustee fails to enforce its rights with respect to the Trust Debentures held by the Trust, any record holder of Preferred Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Trust Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Trust Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Preferred Securities may, on or after the respective due dates specified in the Trust Debentures, institute a proceeding directly against the Company for enforcement of payment on Trust Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Preferred Securities to the extent of any payment made by the Company to such record holder of Preferred Securities.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Trust Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Trust Debentures." The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Delaware Trustee or the Property Trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities and the Trust Agreement or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company, as Sponsor, expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Trust Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any, (iv) if the Preferred Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) or, if the Trust Debentures are so rated, the Trust Debentures, to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company, as Sponsor, has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee and (ix) there shall have been furnished to the Property Trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent in the Trust Agreement to such transaction have been satisfied. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the Trust Securities not to be treated as owning an undivided interest in the Trust Debentures.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each such case such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Trust Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Trust Debentures,
(ii) waive any past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Trust Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Trust Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Trust Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except pursuant to a subsequent vote of such holders. The Property Trustee shall notify each holder of Preferred Securities of any notice of default which it receives with respect to the Trust Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustee shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

  Payments in respect of Preferred Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, or in respect of Preferred Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be an affiliate of the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the

Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Securities will be in registered, global form (collectively, the "Global Preferred Securities"). The Global Preferred Securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  A Global Preferred Security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Preferred Securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the Global Preferred Securities may not be exchanged for Preferred Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Preferred Securities for Certificated Preferred Securities."


DEPOSITARY PROCEDURES

  DTC has advised the Trust and the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency," registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Preferred Securities, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the Liquidation Amount of the Global Preferred Securities and (ii) ownership of such interests in the Global Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Preferred Securities).

  Investors in the Global Preferred Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Preferred Security will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel Bank may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Preferred Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Preferred Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Preferred Securities, see "-- Exchange of Book-Entry Preferred Securities for Certificated Preferred Securities."

  Except as described below, owners of interests in the Global Preferred Securities will not have Preferred Securities registered in their name, will not receive physical delivery of Preferred Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

  Payments in respect of each Global Preferred Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Preferred Securities, including the Global Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Preferred Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Preferred Securities represented by Global Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. None of the Trust, the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Preferred Securities, and the Trust, the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in the Global Preferred Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Preferred Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Preferred Securities are credited and only in respect of such portion of the Liquidation Amount of the Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Preferred Securities for Preferred Securities in certificated form and to distribute such Preferred Securities to its Participants.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

  Although DTC, has agreed to the foregoing procedures to facilitate transfers of interest in the Global Preferred Securities among Participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Company or the Property Trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY PREFERRED SECURITIES FOR CERTIFICATED PREFERRED
SECURITIES

  A Global Preferred Security is exchangeable for Preferred Securities in certificated form if (i) DTC notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Preferred Security or has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depositary within 90 days, (ii) the Company, on behalf of the Trust, in its sole discretion elects to cause the issuance of the Preferred Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Preferred Security may be exchanged for certificated Preferred Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Preferred Securities delivered in exchange for any Global Preferred Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of the Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of a Trust Agreement Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Preferred Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  The First National Bank of Chicago, will serve as the Property Trustee, the Debenture Trustee and the Guarantee Trustee. First Chicago Delaware Inc. will serve as the Delaware Trustee. The Company and certain of its subsidiaries maintain deposit accounts and banking relationships with The First National Bank of Chicago.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Trust Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  The Trust Agreement and the Preferred Securities will be governed by and construed in accordance with the internal laws of the State of Delaware; provided that the immunities and standard of care of the Property Trustee should be governed by New York law.

                        DESCRIPTION OF TRUST DEBENTURES

  The Trust Debentures will be issued under an Indenture, as supplemented or amended from time to time (as so supplemented or amended, the "Debenture Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). The Debenture Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Trust Debentures and the Debenture Indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to the Debenture Indenture and those terms made a part of the Debenture Indenture by the Trust Indenture Act. A copy of the Debenture Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

  Concurrently with the issuance of the Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Trust Debentures issued by the Company. The Trust Debentures will bear interest from the same date and at the same rate as the Preferred Securities. It is anticipated that, until the liquidation, if any, of the Trust, each Trust Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

  The Trust Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Trust Debentures will mature on the date provided in the Supplemental Prospectus hereto (the "Stated Maturity Date").

  The Trust Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Debenture Indenture. See "--Subordination."

SUBORDINATION

  In the Debenture Indenture, the Company has covenanted and agreed that any Trust Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Debenture Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding of the Company, all Senior Indebtedness must be paid in full before the holders of Trust Debentures will be entitled to receive or retain any payment in respect thereof.

  In the event of the acceleration of the maturity of Trust Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior

Indebtedness before the holders of Trust Debentures will be entitled to receive or retain any payment in respect of the Trust Debentures.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Trust Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Indebtedness" shall mean (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
(v) every capital lease obligation of the Company; (vi) all indebtedness of the Company whether incurred on or prior to the date of the Debenture Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Indebtedness Ranking on a Parity with the Trust Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Debenture Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the Trust Debentures in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company and (ii) all other debt securities, and guarantees in respect of those debt securities (including Other Debentures and Other Guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities that are similar to the Preferred Securities or other securities guaranteed by the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Trust Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Trust Debentures.

  "Indebtedness Ranking Junior to the Trust Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Debenture Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the Trust Debentures (and any other Indebtedness Ranking on a Parity with the Trust Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Trust Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Trust Debentures.

  "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Debenture Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Trust Debentures or Indebtedness Ranking Junior to the Trust Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

  The Company is a holding company and all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its subsidiaries. Holders of Trust Debentures should look only to the Company for payments on the Trust Debentures.

  Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Trust Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and all liabilities of any future subsidiaries of the Company. The Debenture Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness.

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Debenture Indenture at any time and from time to time during the term of the Trust Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate set forth in a Prospectus Supplement ("Compounded Interest")).

  During any such Extension Period, the Company may not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans), (ii) make any payment of principal of, or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Trust Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Trust Debentures.

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Property Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Trust Debentures.

OPTIONAL PREPAYMENT

  The Trust Debentures may be prepayable, in whole at any time or in part from time to time, at the option of the Company at a prepayment price (the "Optional Prepayment Price") to the extent and as set forth in an applicable Prospectus Supplement.

SPECIAL EVENT PREPAYMENT

  If a Special Event shall occur and be continuing, the Company may, at its option, prepay the Trust Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to 100% of the principal amount of the Trust Debentures to be redeemed plus accrued and unpaid interest thereon (including Additional Sums, if any) to the date of redemption.

  A "Special Event" means a Tax Event or an Investment Company Event.

  "Investment Company Event" means the receipt by the Trust and the Company of an opinion of counsel from counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the Preferred Securities.

  A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any amendment or change in any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Trust Debentures, (ii) interest payable by the Company on the Trust Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Trust Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Trust Debentures called for prepayment.

ADDITIONAL SUMS

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Trust Debentures such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any such additional taxes, duties and other governmental charges ("Additional Sums").

CERTAIN COVENANTS OF THE COMPANY

  The Company covenants in the Debenture Indenture that if and so long as the Trust is the holder of all Trust Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Trust Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Trust Securities).

  The Company also covenants that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees or any of the Company's dividend reinvestment plans), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Trust Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Trust Debentures, if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) a Debenture Event of Default shall have occurred and be continuing, (3) if such Trust Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Company shall have given notice of its election of an Extension Period as provided in the Indenture, or such Extension Period, or any extension thereof, shall have commenced and be continuing.

  So long as the Trust Securities remain outstanding, the Company also covenants (i) to maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any successor of the Company permitted under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Trust Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be treated as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Trust Debentures.

MODIFICATION OF INDENTURE

  From time to time the Company and the Debenture Trustee may, without the consent of the holders of Trust Debentures, amend the Debenture Indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the Debenture Indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interest of the holders of Trust Debentures) and qualifying, or maintaining the qualification of, the Debenture Indenture under the Trust Indenture Act. The Debenture Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of Trust Debentures, to amend the Debenture Indenture in a manner affecting the rights of the holders of Trust Debentures; provided that no such modification may, without the consent of the holders of each outstanding Trust Debenture so affected, (i) change the Stated Maturity, or reduce the rate of interest (including Compounded Interest) or extend the time of payment of interest thereon except pursuant to the Company's right under the Debenture Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or reduce the principal amount of, or the amount of premium on, the Trust Debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the Trust Debentures payable in any coin or currency other than that provided in the Trust Debentures, or impair or affect the right of any holder of Trust Debentures to institute suit for the payment thereof, (ii) modify the provisions of the Indenture with respect to the subordination of the Trust Debentures in a manner adverse to the holders, (iii) reduce the percentage of principal amount of Trust Debentures, the holders of which are required to consent to any such modification of the Debenture Indenture, or are required to consent to any waiver provided for in the Debenture Indenture or (iv) modify certain other provisions of the Debenture Indenture relating to amendments and waivers of holders; provided, however, that if the Trust Debentures are held by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of the Trust Securities shall have consented to the amendment; and provided, further, that if the consent of the holders of each Trust Security is required, such amendment will not be effective until each holder of the Trust Securities has consented to such amendment.


DEBENTURE EVENTS OF DEFAULT

  The Debenture Indenture provides that any one or more of the following described events with respect to the Trust Debentures constitute a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure to pay any interest (including Compounded Interest and Additional Sums, if any) on the Trust Debentures or any Other Debentures, when due and the continuance of such failure for 30 days (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the Trust Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

    (iii) failure to perform, or breach of, any other covenant or warranty of the Company contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Trust Debentures; or

    (iv) certain events of bankruptcy, insolvency or reorganization of the Company.

  Within five Business Days after the occurrence of a Debenture Event of Default actually known to the Indenture Trustee, the Indenture Trustee shall transmit notice of such Indenture Event of Default to the Debenture holders, unless such Indenture Event of Default shall have been cured or waived. The Debenture Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

  The holders of a majority in aggregate outstanding principal amount of the Trust Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or to exercise any trust or power conferred upon the Debenture Trustee under the Debenture Indenture. If a Debenture Event of Default has occurred and is continuing, the Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Trust Debentures may declare the principal amount on all Trust Debentures due and payable immediately upon a Debenture Event of Default and should the Debenture Trustee or such holders of Trust Debentures fail to make such declaration, the holders of not less than 25% in aggregate Liquidation Amount of the Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Trust Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Trust Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest (including Compounded Interest and Additional Sums, if any) and principal of, and premium, if any, due otherwise than by acceleration (with any Compounded Interest due thereon) has been deposited with the

Debenture Trustee, and should the holders of such Trust Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities shall have such right.

  Prior to the declaration accelerating the maturity of the Trust Debentures, the holders of a majority in aggregate outstanding principal amount of the Trust Debentures may, on behalf of the holders of all the Trust Debentures, waive any past default or Debenture Event of Default and its consequences, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) (including Compounded Interest and Additional Sums, if any) or a default in respect of a covenant or provision which under the Debenture Indenture cannot be modified or amended without the consent of the holder of each outstanding Trust Debenture affected, and should the holders of such Trust Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities shall have such right.

  In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Trust Debentures and any other amounts payable under the Debenture Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Trust Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) on the Trust Debentures on the date such payment is otherwise required, a holder of Preferred Securities may institute a Direct Action. The Company may not amend the Debenture Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payments made to a holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on the Trust Debentures, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Trust Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Debenture Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties substantially as an entirety to any Person, the successor Person is organized and existing under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Trust Debentures and the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

SATISFACTION AND DISCHARGE

  The Debenture Indenture provides that when, among other things, all Trust Debentures not previously cancelled or delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay on the Stated Maturity Date or upon redemption of all the Trust Debentures not previously delivered to the Debenture Trustee for cancellation, the principal (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) due or to become due on the Stated Maturity Date, or the redemption date, as the case may be, then the Debenture Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Debenture Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Debenture Indenture.

FORM, REGISTRATION AND TRANSFER

  If the Trust Debentures are distributed to the holders of the Trust Securities, the Trust Debentures may be represented by one or more global certificates registered in the name of the DTC or its nominee. Under such circumstances, the depositary arrangements for the Trust Debentures would be expected to be substantially similar to those in effect for the Preferred Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities-- Form, Denomination, Book-Entry Procedures and Transfer" and "--Depositary Procedures."


PAYMENT AND PAYING AGENTS

  Payment of principal of (and premium, if any) and interest on Trust Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Trust Debentures in global form, (i) by check mailed to the address of the holder thereof as such address shall appear in the register for Trust Debentures or (ii) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Trust Debenture will be made to the Person in whose name such Trust Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Trust Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent for the payment of the principal of (and premium, if any) or interest on any Trust Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Trust Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

GOVERNING LAW

  The Indenture and the Trust Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Trust Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The First National Bank of Chicago will serve as Debenture Trustee. See "Description of Preferred Securities-- Information Concerning the Property Trustee."

                           DESCRIPTION OF GUARANTEE

  Set forth below is a summary of information concerning the Guarantee, which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified under the Trust Indenture Act. The First National Bank of Chicago, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference.

GENERAL

  The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Trust Debentures to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will be a guarantee of the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to Distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds legally and immediately available to make such Distributions or other payments. Therefore, if the Company does not make interest payments on the Trust Debentures held by the Property Trustee, the Trust will not make Distributions on the Preferred Securities.

  The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of the Company's subsidiaries and all liabilities of any future subsidiaries of the Company. Claimants should look only to the Company for payments under the Guarantee. See "Description of the Trust Debentures--Subordination." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

  The Company will, through the Guarantee, the Trust Agreement, the Trust Debentures and the Debenture Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee."

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Trust Debentures. See "Description of Trust Debentures--Subordination."

  The Guarantee will rank pari passu with all Other Guarantees issued by the Company after the Issue Date with respect to preferred securities (if any) issued by Other Trusts. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Preferred Securities of the Trust Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that with respect to a default other than a default in payment of any Guarantee Payment, the Company shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may only be amended with the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon (i) full payment of the applicable Redemption Price of the Preferred Securities or
(ii) upon liquidation of the Trust, the full payment of the Liquidation Distribution or the distribution of the Trust Debentures to the holders of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE
                      TRUST DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Trust Debentures, the Debenture Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make the required payments on the Trust Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Preferred Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Preferred Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Trust Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Trust Debentures is equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Trust Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

  Notwithstanding anything to the contrary in the Debenture Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

LIMITED PURPOSE OF THE TRUST

  The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Trust Debentures, and (iii) and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Trust Debenture is that a holder of a Trust Debenture will be entitled to receive from the Company the principal amount of (and premium, if any) and interest on Trust Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Company under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

  Unless the Trust Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation of the Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Trust Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Debenture Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Preferred Securities and a holder of Trust Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

  The Company's authorized capital stock consists of 400,000,000 shares of Common Stock, par value $0.01 per share, and 50,000,000 shares of Preferred Stock, par value $0.01 per share. The summary description of the capital stock of the Company contained herein is necessarily general and reference should be made in each case to the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, which are exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  General. As of July 15, 1998, an aggregate of 152,695,271 shares of Common Stock were issued and outstanding. Subject to any prior rights of the Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor. Subject to the voting rights, if any, of the Preferred Stock, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote. The holders of Common Stock are not entitled to cumulative voting rights in the election of directors. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential amount to which the holders of Preferred Stock are entitled. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. The Common Stock currently outstanding is, and the Common Stock to be issued hereunder will be, fully paid and nonassessable.

  The transfer agent and registrar for the Common Stock of the Company is ChaseMellon Shareholder Services, L.L.C.

  Board of Directors; Stockholders Agreement. BG plc, Chevron and NOVA Corporation each own approximately 25.4% of the outstanding shares of Common Stock. Pursuant to a stockholders agreement dated August 31, 1996 (the "Stockholders Agreement"), such parties have agreed to vote their Common Stock, subject to certain conditions, to cause the Board of Directors to consist of thirteen directors to be nominated as follows: (i) each of the BG Group, NOVA Group and Chevron Group (as such terms are defined in the Stockholders Agreement) may nominate: (A) three directors as long as such stockholder remains a Class A Group (as defined below); (B) two directors as long as such stockholder remains a Class B Group (as defined below); and (C) one director as long as such stockholder remains a Class C Group (as defined below); (ii) two members shall be officers of Dynegy nominated by the Board of Directors; (iii) two members shall be independent directors nominated by the Board of Directors; and (iv) all other members, if any, shall be nominated and elected in accordance with applicable law.

  Pursuant to the Stockholders Agreement: (i) a "Class A Group" is defined as a Group (as defined in the Stockholders Agreement), that owns collectively at least 34,760,890 shares of Common Stock; (ii) a "Class B Group" is defined as a Group that owns collectively at least 23,173,926 shares of Common Stock but less than 34,760,890 shares of Common Stock; and (iii) a "Class C Group" is defined as a Group that owns collectively at least 11,586,963 shares of Common Stock but less than 23,173,926 shares of Common Stock. Currently, each of the BG Group, NOVA Group and Chevron Group is a Class A Group under the Stockholders Agreement, and, therefore, entitled to designate three directors to serve on the Board of Directors based on its ownership of Common Stock.

PREFERRED STOCK

  General. The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of a series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The following description of the Preferred Stock summarizes certain provisions of the Company's Restated Certificate of Incorporation filed as an exhibit to the Registration Statement to which this Prospectus relates and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation and the statement of designations that will be filed with the Commission promptly after the offering of such series of Preferred Stock.

  General. Under the Company's Restated Certificate of Incorporation, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 50,000,000 shares of Preferred Stock in one or more series, with such voting powers, or without voting powers, and with such designations and relative rights and preferences as shall be set forth in resolutions providing for the issuance thereof adopted by the Board of Directors. As of July 15, 1998, an aggregate of 7,815,363 shares of Preferred Stock were issued and outstanding. See "--Series A Participating Preferred Stock." No other shares of Preferred Stock are issued, outstanding or designated as to series. It is not possible to state the actual effect of the authorization and issuance of a new series of Preferred Stock upon the rights of holders of the Common Stock and other series of Preferred Stock unless and until the Board of Directors determines the attributes of such new series of Preferred Stock and the specific rights of its holders. Such effects might include, however, (i) restrictions on dividends on Common Stock and other series of Preferred Stock if dividends on such new series of Preferred Stock have not been paid; (ii) dilution of the voting power of Common Stock and other series of Preferred Stock to the extent that such new series of Preferred Stock has voting rights, or to the extent that any such new series of Preferred Stock is convertible into Common Stock; (iii) dilution of the equity interest of Common Stock and other series of Preferred Stock; and (iv) limitation on the right of holders of Common Stock and other series of Preferred Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference attributable to such new series of Preferred Stock.

  The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the designation of such Preferred Stock, the number of shares offered and the liquidation value thereof; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate; (iv) the liquidation preference thereof; (v) any redemption or sinking fund provisions; (vi) any conversion or exchange provisions of such Preferred Stock; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions of such Preferred Stock.

  The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of the Preferred Stock, if any. Holders of Preferred Stock will have no preemptive rights to subscribe for or purchase shares of capital stock.

  Dividend Rights. Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company shall have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period.

  No full dividends will be declared or paid or set apart for payment on preferred stock of any series ranking, as to dividends, on a parity with or junior to any series of Preferred Stock for any period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for the then-current dividend period and, if such Preferred Stock is cumulative, all other dividend periods terminating on or before the date of payment of such full dividends. When dividends are not paid in full upon any series of the Preferred Stock and any other preferred stock ranking on a parity as to dividends with such series of the Preferred Stock, all dividends declared upon such series of the Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of the Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends, including, in the case of cumulative Preferred Stock, accumulations, if any, in respect of prior dividend periods, per share on such series of the Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative Preferred Stock, accumulations, if any, in respect of prior dividend periods, on all outstanding shares of any series of the Preferred Stock have been paid or declared and set aside for payment, no dividends (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock or another stock ranking junior to such series of the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distributions made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock or any other stock of the Company ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to such series of the Preferred Stock as to dividends and upon liquidation). No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

  Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus an amount equal to accrued and unpaid dividends for the then-current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of the Company ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or substantially all the property or business of the Company nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company.

  Redemption. A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

  The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such series of Preferred Stock that will be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash, capital stock or in cash received from the net proceeds of the issuance of capital stock of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

  If fewer than all the outstanding shares of any series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the selection of the shares to be redeemed will be determined by lot or pro rata as may be determined by the Board of Directors or a duly authorized committee thereof, or by any other method which may be determined by the Board of Directors or such committee to be equitable. From and after the date of redemption (unless default shall be made by the Company in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

  In the event that full dividends, including accumulations in the case of cumulative Preferred Stock, on any series of the Preferred Stock have not been paid, such series of the Preferred Stock may not be redeemed in part and the Company may not purchase or acquire any shares of such series of the Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

  Conversion or Exchange Rights. The Prospectus Supplement for any series of the Preferred Stock will state the terms, if any, on which shares of such series are convertible into, or exchangeable for, securities of the Company or another person.

  Voting Rights. Unless otherwise determined by the Board of Directors and indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, the holders of the Preferred Stock will not be entitled to vote, except as set forth below or except as expressly required by applicable law. In the event the Company issues share of any series of Preferred Stock with voting rights, including any voting rights in the case of dividend arrearages, unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. In the case of any series of Preferred Stock having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series, on matters on which holders of such series and holders of other series of preferred stock are entitled to vote as a single class, will depend on the number of shares in such series, not on the aggregate liquidation preference or initial offering price of the shares of such series of Preferred Stock.

  Series A Participating Preferred Stock. As of July 15, 1998, the Company had issued and outstanding 7,815,363 shares of Series A Participating Preferred Stock, all of which are held by Chevron. Except as provided by law, holders of the Series A Participating Preferred Stock are not entitled to voting rights.

  Subject to certain anti-dilutive adjustments in the event of reclassification of the Common Stock, the holders of Series A Participating Preferred Stock are entitled to receive dividends or distributions equal per share in amount and kind to any dividend or distribution payable on shares of Common Stock, when and as the same are declared by the Board of Directors out of any funds legally available therefor and paid to the holders of Common Stock, and no dividend may be declared and paid on Common Stock unless an identical dividend or distribution is declared and paid concurrently on Series A Participating Preferred Stock.

  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made to the holders of Common Stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of the Series A Preferred Stock shall have received $1.00 per share. At the option of the holder, each share of Series A Participating Preferred Stock may be converted, subject to certain adjustments, into one share of Common Stock (i) (a) in order to avoid dilution of the holder's percentage ownership of the issued Common Stock, provided that, with respect to dilution resulting from the issuance of additional compensatory options as approved by not less than 85% of the entire Board of Directors, the holder would have no such conversion right so long as its ownership of Common Stock would still be greater than 20% of the Common Stock, or (b) to maintain a percentage ownership of the issued Common Stock at least equal to that of the then largest other stockholder of the Company; (ii) if any entity other than the holder of the Series A Participating Preferred Stock or an affiliate of such holder makes a tender offer for the Common Stock and such holder tenders the shares of the Series A Participating Preferred Stock in the same proportion as it tenders Common Stock; (iii) upon approval by the stockholders of the Company of any merger or recapitalization proposal in which the Series A

Participating Preferred Stock would be treated differently than Common Stock, and (iv) upon approval by the stockholders of the Company of any (a) sale of all or substantially all of the assets of the Company or (b) liquidation, dissolution or winding up of the Company.

DEPOSITARY SHARES

  General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption an liquidation rights).

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

  If required by law or applicable securities exchange rules, engraved Depositary Receipts will be prepared. Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  Redemption of Depositary Shares. If a series of preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of their redemption price per share payable with respect to such series of the Preferred Stock. Wherever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

  Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

  Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

  Withdrawal of Preferred Stock. Upon surrender of Depositary Receipts at the principal office of the Depositary, subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

  Miscellaneous. The Depositary will forward to holders of Depository Receipts all reports and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                      DESCRIPTION OF SECURITIES WARRANTS

  The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock, Depositary Shares or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock, Depositary Shares or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Securities Warrant Agreements.

  Reference is made to the Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby for the terms of and information relating to such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations, and terms of the series of Debt Securities purchasable upon exercise of Debt Warrants and the price at which such Debt Securities may be purchased upon such exercise; (ii) the number of shares of Common Stock purchasable upon the exercise of Common Stock Warrants and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iii) the number of shares and series of Preferred Stock and/or Depositary Shares purchasable upon the exercise of Preferred Stock Warrants and the price at which such number of shares of such series of Preferred Stock and/or Depositary Shares may be purchased upon such exercise; (iv) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (v) United States Federal income tax consequences applicable to such Securities Warrants; (vi) the amount of Securities Warrants outstanding as of the most recent practicable date; and
(vii) any other terms of such Securities Warrants. Common Stock Warrants will be offered and exercisable for U.S. dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment in accordance with the applicable Prospectus Supplement.

  Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock, Depositary Shares or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.

  Prior to the exercise of any Securities Warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock, holders of such Securities Warrants will not have any of the rights of holders of Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the Preferred Stock, Depositary Shares or Common Stock purchasable upon such exercise, or to exercise any applicable right to vote.

                             PLAN OF DISTRIBUTION

  Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or (v) in the case of Preferred Securities, by the Trust to purchasers.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis of the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

  If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

  The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

  If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.

  Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

  Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

  Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                            VALIDITY OF SECURITIES

  The validity of the Preferred Securities will be passed upon for the Company and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Company and the Trust. The validity of the Securities (other than the Preferred Securities) will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

  The audited consolidated financial statements and schedule of Dynegy (formerly NGC Corporation) and subsidiaries, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

      Registration Fee................................................ $147,500
      Legal fees and expenses.........................................  100,000
      Accounting fees and expenses....................................   50,000
      Printing and engraving expenses.................................   50,000
      Trustee's fees and expenses.....................................   25,000
      Depositary's fees and expenses..................................   10,000
      Miscellaneous expenses..........................................   20,000
                                                                       --------
          Total....................................................... $402,500
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of the Company, as amended, provides that, to the fullest extent permitted by Delaware law, no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as director. By virtue of these provisions, a director of the Company is not personally liable for monetary damages for breach of such director's fiduciary duty except for liability for (i) breach of duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are unlawful under the DGCL and (iv) any transaction from which such director receives an improper personal benefit. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. As a result, the rights of the Company and its stockholders to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of the limitation of liability provision. The limitation of liability provision does not limit or affect a stockholder's ability to seek and obtain relief under the federal securities laws.

  Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of a corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. The Company's Certificate of Incorporation provides for the mandatory indemnification of officers and directors to the fullest extent permitted under the DGCL. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

  The above discussion of the Company's Restated Certificate of Incorporation and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and the DGCL.

  The Company has purchased liability insurance policies covering its directors and officers to insure against losses that are not covered by the indemnification of directors and officers by the Company, as discussed above.

Covered losses include those arising from any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors or officers in their respective capacities as such. The Company is also insured against losses incurred as a result of indemnity payments to any director or officer.

ITEM 16. EXHIBITS

         *1.1      -- Proposed Form of Underwriting Agreement (Debt
                      Securities).
         *1.2      -- Proposed Form of Underwriting Agreement (Preferred
                      Stock).
         *1.3      -- Proposed Form of Underwriting Agreement (Common Stock).
         *1.4      -- Proposed Form of Underwriting Agreement (Securities
                      Warrants).
         *1.5      -- Proposed Form of Underwriting Agreement (Preferred
                      Securities).
       ***4.1      -- Restated Certificate of Incorporation.
     ***4.1.1      -- Certificate of Amendment to the Restated Certificate of
                      Incorporation.
          4.2      -- Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual
                      Report on Form 10-K for the year ended December 31,
                      1996).
        **4.3      -- Form of Debt Securities.
          4.4      -- Indenture by and between the Company and The First
                      National Bank of Chicago, as Trustee, dated as of
                      September 26, 1996, as amended and restated as of March
                      23, 1998 (incorporated by reference to Exhibit 4.21 to
                      the Company's Annual Report on Form 10-K for the year
                      ended December 31, 1997).
       ***4.5      -- Subordinated Debt Indenture between the Company and the
                      First National Bank of Chicago, as Trustee, dated July
                      17, 1998.
       ***4.6      -- Certificate of Trust of Dynegy Capital Trust II.
       ***4.7      -- Declaration of Trust of Dynegy Capital Trust II.
       ***4.8      -- Form of Amended and Restated Declaration of Trust of
                      Dynegy Capital Trust II.
       ***4.9      -- Form of Trust Preferred Security Certificate for Dynegy
                      Capital Trust II (included in Exhibit 4.8).
       ***4.10     -- Form of Debenture Indenture between the Company and The
                      First National Bank of Chicago, as Trustee.
       ***4.11        Form of Trust Debentures of the Company (included in
                      Exhibit 4.10).
       ***4.12.1  -- Form of Guarantee in respect of Dynegy Capital Trust II, with respect to the Common Securities.
       ***4.12.2  -- Form of Guarantee in respect of Dynegy Capital Trust II, with respect to the Preferred Securities.
        **4.13     -- Form of Securities Warrants.
        **4.14     -- Form of Depositary Agreement.
        **4.15     -- Form of Depositary Receipt.
       ***5.1      -- Opinion of Vinson & Elkins L.L.P.
       ***5.2      -- Opinion of Richards, Layton & Finger P.A., as to the
                      validity of the Preferred Securities.
      ***12.1      -- Computation of Ratio of Earnings to Fixed Charges.
      ***23.1      -- Consent of Arthur Andersen LLP.
      ***23.2      -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                      5.1).
      ***23.3      -- Consent of Richards, Layton & Finger P.A. (included in
                      Exhibit 5.2).
      ***24.1      -- Powers of Attorney (included on the signature pages to
                      this Registration Statement).
      ***25.1      -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Debt Trustee under the
                      Subordinated Debt Indenture.
      ***25.2      -- Form T-1 Statement of Eligibility of Debenture Trustee
                      and Qualification under the Trust Indenture Act of 1939
                      under the Debenture Indenture.
      ***25.3      -- Form T-1 Statement of Eligibility of Debenture Trustee
                      and Qualification under the Trust Indenture Act of 1939
                      under the Guarantee with respect to the Amended and
                      Restated Declaration of Trust.
      ***25.4      -- Form T-1 Statement of Eligibility of Debenture Trustee
                      and Qualification under the Trust Indenture Act of 1939
                      under the Preferred Securities.

--------
   * The Company will file any underwriting agreement relating to Common Stock that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this Registration Statement.
  ** The Company will file any forms of Debt Securities, Securities Warrants,
     Depositary Receipts or Depositary Agreement, or any legal opinions, not previously so filed in a Current Report on Form 8-K.
 *** Filed herewith.

ITEM 17. UNDERTAKING

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item

15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas on July 30, 1998.

                                          DYNEGY INC.

                                          By:    /s/  C. L. Watson
                                             ----------------------------------

                                                      C. L. WATSON
                                               CHAIRMAN OF THE BOARD, CHIEF
                                              EXECUTIVE OFFICER AND DIRECTOR

  Each person whose signature appears below hereby appoints John U. Clarke, Kenneth E. Randolph and Lisa Q. Metts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME AND SIGNATURE                  TITLE                   DATE

         /s/ C. L. Watson            Chairman of the Board,    July 30, 1998
-----------------------------------   Chief Executive
           C. L. WATSON               Officer and Director
                                      (Principal Executive
                                      Officer)


        /s/ John U. Clarke           Senior Vice President     July 30, 1998
-----------------------------------   and Chief Financial
          JOHN U. CLARKE              Officer (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)

      /s/ Stephen J. Brandon         Director                  July 30, 1998
-----------------------------------
        STEPHEN J. BRANDON


       /s/ Frank J. Chapman          Director                  July 30, 1998
-----------------------------------
         FRANK J. CHAPMAN

   /s/ Paul Nicholas Woollacott      Director                  July 30, 1998
-----------------------------------
     PAUL NICHOLAS WOOLLACOTT

         NAME AND SIGNATURE                TITLE                   DATE

      /s/ Jeffrey M. Lipton         Director                 July 30, 1998
----------------------------------
        JEFFREY M. LIPTON

       /s/ A. Terence Poole         Director                 July 30, 1998
----------------------------------
         A. TERENCE POOLE

        /s/ Jack S. Mustoe          Director                 July 30, 1998
----------------------------------
          JACK S. MUSTOE

      /s/ Darald W. Callahan        Director                 July 30, 1998
----------------------------------
        DARALD W. CALLAHAN

      /s/ Patricia A. Woertz        Director                 July 30, 1998
----------------------------------
        PATRICIA A. WOERTZ

      /s/ Peter J. Robertson        Director                 July 30, 1998
----------------------------------
        PETER J. ROBERTSON

     /s/ Daniel L. Dienstbier       Director                 July 30, 1998
----------------------------------
       DANIEL L. DIENSTBIER

       /s/ J. Otis Winters          Director                 July 30, 1998
----------------------------------
         J. OTIS WINTERS

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Dynegy Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 30, 1998.

                                          DYNEGY CAPITAL TRUST II

                                          By: Dynegy Inc., as Sponsor
                                             ----------------------------------


                                              By: /s/ John U. Clarke
                                                 ------------------------------
                                                  John U. Clarke

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
                                                                     NUMBERED
   EXHIBIT NO.                        DESCRIPTION                     PAGES
   -----------                        -----------                  ------------
         *1.1      -- Proposed Form of Underwriting Agreement
                      (Debt Securities).
         *1.2      -- Proposed Form of Underwriting Agreement
                      (Preferred Stock).
         *1.3      -- Proposed Form of Underwriting Agreement
                      (Common Stock).
         *1.4      -- Proposed Form of Underwriting Agreement
                      (Securities Warrants).
         *1.5      -- Proposed Form of Underwriting Agreement
                      (Preferred Securities).
       ***4.1      -- Restated Certificate of Incorporation.
     ***4.1.1      -- Certificate of Amendment to the Restated
                      Certificate of Incorporation.
          4.2      -- Amended and Restated Bylaws of the Company
                      (incorporated by reference to Exhibit 3.2
                      to the Company's Annual Report on Form 10-
                      K for the year ended December 31, 1996).
        **4.3      -- Form of Debt Securities.
          4.4      -- Indenture by and between the Company and
                      The First National Bank of Chicago, as
                      Trustee, dated as of September 26, 1996,
                      as amended and restated as of March 23,
                      1998 (incorporated by reference to Exhibit
                      4.21 to the Company's Annual Report on
                      Form 10-K for the year ended December 31,
                      1997).
       ***4.5      -- Subordinated Debt Indenture between the
                      Company and the First National Bank of
                      Chicago, as Trustee, dated July 17, 1998.
       ***4.6      -- Certificate of Trust of Dynegy Capital
                      Trust II.
       ***4.7      -- Declaration of Trust of Dynegy Capital
                      Trust II.
       ***4.8      -- Form of Amended and Restated Declaration
                      of Trust of Dynegy Capital Trust II.
       ***4.9      -- Form of Trust Preferred Security
                      Certificate for Dynegy Capital Trust II
                      (included in Exhibit 4.8).
       ***4.10     -- Form of Debenture Indenture between the
                      Company and The First National Bank of
                      Chicago, as Trustee.
       ***4.11        Form of Trust Debentures of the Company
                      (included in Exhibit 4.10).
       ***4.12.1   -- Form of Guarantee in respect of Dynegy
                      Capital Trust II, with respect to the
                      Common Securities.
       ***4.12.2   -- Form of Guarantee in respect of Dynegy
                      Capital Trust II, with respect to the
                      Preferred Securities.
        **4.13     -- Form of Securities Warrants.
        **4.14     -- Form of Depositary Agreement.
        **4.15     -- Form of Depositary Receipt.
       ***5.1      -- Opinion of Vinson & Elkins L.L.P.
       ***5.2      -- Opinion of Richards, Layton & Finger P.A.,
                      as to the validity of the Preferred
                      Securities.
      ***12.1      -- Computation of Ratio of Earnings to Fixed
                      Charges.
      ***23.1      -- Consent of Arthur Andersen LLP.
      ***23.2      -- Consent of Vinson & Elkins L.L.P.
                      (included in Exhibit 5.1).
      ***23.3      -- Consent of Richards, Layton & Finger P.A.
                      (included in Exhibit 5.2).
      ***24.1      -- Powers of Attorney (included on the
                      signature pages to this Registration
                      Statement).
      ***25.1      -- Form T-1 Statement of Eligibility and
                      Qualification under the Trust Indenture
                      Act of 1939 of Debt Trustee under the
                      Subordinated Debt Indenture.

                                                                   SEQUENTIALLY
                                                                     NUMBERED
 EXHIBIT NO.                        DESCRIPTION                       PAGES
 -----------                        -----------                    ------------
     ***25.2   -- Form T-1 Statement of Eligibility of Debenture
                  Trustee and Qualification under the Trust
                  Indenture Act of 1939 under the Debenture
                  Indenture.
     ***25.3   -- Form T-1 Statement of Eligibility of Debenture
                  Trustee and Qualification under the Trust
                  Indenture Act of 1939 under the Guarantee with
                  respect to the Amended and Restated
                  Declaration of Trust.
     ***25.4   -- Form T-1 Statement of Eligibility of Debenture
                  Trustee and Qualification under the Trust
                  Indenture Act of 1939 under the Preferred
                  Securities.

                                       ii